UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 1, 2004

LECG CORPORATION
(Exact name of registrant as specified in its chapter)

Delaware	000-50464	81-0569994
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2000 Powell Street Emeryville, California		94608
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (510) 985-6700

Not Applicable
(Former name or former address, if changed since last report.)

Item 5. Other Events.

On March 1, 2004, LECG Corporation (Nasdaq: XPRT) issued a press release announcing the signing by it and its subsidiary, LECG, LLC (“LECG”), of an agreement with Economic Analysis, LLC, a California limited liability company, pursuant to which LECG will acquire substantially all of the assets of Economic Analysis, LLC, and expects to retain the services of substantially all of its employees.  The purpose of this Form 8-K is to furnish such press release.  A copy of the press release is furnished with this Form 8-K as Exhibit 99.1 and is incorporated herein by this reference.

Item 7. Financial Statements and Exhibits.

(c)                                  Press Release of LECG Corporation issued on March 1, 2004 (furnished herewith).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 2, 2004	LECG Corporation
(Registrant)

/s/ John C. Burke
(Signature)

EXHIBIT INDEX

Exhibit No.	Description of Exhibit
99.1	Press Release of LECG Corporation issued on March 1, 2004